Exhibit 99.1

Clover Health Reports First Quarter 2021 Financial Results

Record Revenue of Over $200 million

Lives Under Management Nearly Doubles Following The Launch of Direct Contracting

NASHVILLE, Tenn., May 17, 2021 (GLOBE NEWSWIRE) -- Clover Health (Nasdaq: CLOV) (“Clover” or the “Company”), an innovative technology company improving health outcomes for America's seniors, today reported financial results for the first quarter of 2021. Management will host a conference call today at 8:30 a.m. ET to discuss its operating results and other business highlights.

“Clover’s mission is to use our technology platform to improve every life, and every day that passes brings us one step closer to that goal. I am excited that we have reached our strategic milestone of moving beyond Medicare Advantage into the largest segment of Medicare - Original Medicare - by launching Direct Contracting. This has led to our lives under management nearly doubling to over 130,000 Americans,” said Clover Health CEO Vivek Garipalli. “We’re also proud of the progress we’re making on providing high-quality care to members disproportionately affected by social risk factors and the preliminary evidence showing our plan’s strong performance on a prototype of the Medicare Advantage (MA) Health Equity Summary Score (HESS), which we plan to discuss further in a white paper summarizing our efforts around Health Equity.”

Andrew Toy, President and CTO of Clover Health added, “Adoption and iteration of the Clover Assistant is critical to our mission to improve every life, and it directly ties back to our financials, supporting the positive alignment between our business and the health of our members. Strategically, growing lives under management through Direct Contracting feeds our virtuous cycle: we believe that as more physicians use the Clover Assistant, the software will get smarter and outcomes will improve, which will then reduce the cost of care. We are also excited about the way we are integrating data from our platform into our work with Walgreens - Walgreens Health advisors will now be able to offer enhanced, personalized services to Clover members based on Clover Assistant data. The Walgreens partnership is off to a great start. Currently, over 30 Health Corners are open to Clover members, and almost 50% of our New Jersey members live within 1 mile of a Walgreens Health Corner where they can receive personalized care based on Clover Assistant data. Since we began a trial of the program in the second half of 2020, over 1,100 care gaps have been closed.”

Management Commentary on Financial Highlights

Clover Health’s CFO, Joe Wagner, commented, “In the first quarter we delivered a record-setting $200 million in revenue, which was quickly followed by the launch of our Direct Contracting Entity. Notably, the Clover Assistant continues to power improved financial outcomes, demonstrated by a MCR differential of more than 1,000 basis points in the first quarter for returning members who see a PCP that uses the Clover Assistant versus the MCR of those who don’t. This past quarter, the positive traction we saw across our business was partially offset by elevated COVID-related costs. While we expect to continue to experience heightened levels of utilization in the near-term, we couldn’t be more excited about the long-term potential to drive strong outcomes for both our members and investors.”

Key Company highlights are as follows (1):

Dollars in Millions	Q1’21	Q1’20
Total Revenue	$200.3	$165.5
GAAP Medical Care Ratio ("MCR")	107.6%	89.4%
Normalized MCR (Non-GAAP) (2)	95.4%	N/A
Salaries and benefits plus General and administrative expenses	$104.6	$50.0
Adjusted Operating Expenses (Non-GAAP) (2)	$61.9	$48.0
Net Loss	$(48.4)	$(28.2)
Adjusted EBITDA (Non-GAAP) (2)	$(76.2)	$(21.7)
Normalized Adjusted EBITDA (Non-GAAP) (2)	$(52.1)	N/A

(1) A “Budgeted MCR” metric was included in our Full Year 2020 Earnings Release as a one-time disclosure to help explain the Company’s expectations for financial results prior to the COVID-19 pandemic, and is no longer being disclosed.

(2) Reconciliations of Normalized MCR (Non-GAAP) to GAAP MCR, Adjusted Operating Expenses (Non-GAAP) to the sum of Salaries and benefits plus General and administrative expenses, Adjusted EBITDA (Non-GAAP) to Net Income (Loss), and Normalized Adjusted EBITDA (Non-GAAP) to Net Income (Loss), respectively, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below and in Appendix A.

First Quarter 2021 Financial Highlights

•
Medicare Advantage membership was approximately 66,300 as of March 31, 2021, an 18% increase from March 31, 2020.
•
Total revenue was $200.3 million in the first quarter of 2021, a 21% increase compared to $165.5 million in the first quarter of 2020. This growth was primarily due to an increase in membership.
•
Our consolidated GAAP MCR for the quarter was 107.6%, compared to 89.4% for Q1 2020. Normalized MCR (Non-GAAP), which excludes the estimated net effect of COVID-19 and any changes to our estimate of prior period revenue and medical costs, was 95.4%. The year-over-year increase in GAAP MCR was primarily driven by an increase in costs associated with caring for members impacted by COVID-19.
•
Salaries and benefits plus General and administrative expenses for the quarter were $104.6 million compared to $50.0 million for the first quarter of 2020, an increase of $54.6 million. This increase was related primarily to an increase in non-cash stock-based compensation expense related to stock awards that were issued to certain executives in connection with the Company's merger with Social Capital Hedosophia Holdings Corp. III on January 7, 2021 (the "Merger").
•
GAAP net loss for the quarter was $(48.4) million compared to $(28.2) million for the first quarter of 2020. Our first quarter 2021 results were impacted by the application of updated guidance from the SEC related to our accounting for public and private placement warrants assumed by the Company in connection with the Merger. Applying the updated guidance, we recognized a gain of $85.5 million in the first quarter related to the change in fair value of the warrant liability.
•
Adjusted EBITDA loss (Non-GAAP) for the quarter was $(76.2) million compared to $(21.7) million in the first quarter of 2020. Normalized Adjusted EBITDA loss (Non-GAAP), which excludes the net impact of the COVID-19 pandemic and any changes to our estimate of prior period revenue and medical costs, was $(52.1) million.
•
Cash, cash equivalents and investments totaled $720.1 million as of March 31, 2021. The Merger delivered approximately $670 million to the Company’s balance sheet, net of deal-related expenses.

Financial Outlook (1)

For full year 2021, Clover Health is providing the following guidance and commentary:

•
Medicare Advantage membership is expected to be in the range of 68,000 - 70,000 by December 31, 2021, a growth rate of 17% - 21% as compared to year end 2020. This is consistent with our previous guidance that we discussed in our year-end 2020 earnings call on March 1.
•
For the Medicare Direct Contracting program, while the Company expects to have access to up to 200,000 Medicare beneficiaries through its contracts with Participating Providers, we believe we will end 2021 with between 70,000 - 100,000 total aligned beneficiaries. Voluntary alignment will occur quarterly, and the majority of voluntary alignments are expected to become effective in the fourth quarter.
•
Total revenues are expected to be in the range of $810 - $830 million, inclusive of a preliminary estimate of approximately $20 - $30 million of revenue generated from Direct Contracting. GAAP revenue estimates for Direct Contracting are dependent on the finalization of accounting treatment, which we expect will be completed by the end of the second quarter of 2021.
•
CMS benchmark expenditures (2) under management for Direct Contracting are expected to be in the range of $700 - $800 million.
•
Total Medicare spend under management, which includes revenues from the Medicare Advantage program plus the estimated CMS benchmark expenditures for Direct Contracting, is expected to be in the range of $1.5 - $1.6 billion.
•
Normalized MCR (Non-GAAP) (3) for Medicare Advantage is expected to be in the range of 94% - 97%.
•
MCR for Direct Contracting is expected to be approximately 100%, net of savings targets required by the Centers for Medicare & Medicaid Services (“CMS”).
•
Adjusted Operating Expenses (Non-GAAP) (3), which we define as Salaries and benefits plus General and administrative expenses less stock-based compensation expense, is expected to be between $250 and $270 million, reflecting the use of a portion of the proceeds from the Merger to make investments in marketing, network expansion and technology to support future growth.
•
Normalized Adjusted EBITDA loss (Non-GAAP) (3) is expected to be in the range of $(240) - $(190) million.

•
The Company previously expected an accounting adjustment related to the valuation of the embedded derivative features of its convertible securities to result in a positive non-cash income statement impact in its first quarter and full year 2021 financial results. In the course of performing its closing procedures for the first quarter, the Company determined that it would not in fact have this positive income statement impact.

(1) Due to the difficulty in projecting several components of net income (loss), including the quarter-over-quarter change in the fair value of our warrant liability, we believe it is prudent to no longer provide guidance on net income (loss) and net income (loss) per share.

(2) See Appendix A for definition.

(3) A reconciliation of projected Adjusted Operating Expenses (Non-GAAP) to projected Salaries and benefits plus General and administrative expenses is not provided because stock-based compensation expense, which is excluded from Adjusted Operating Expenses (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Normalized MCR (Non-GAAP) to GAAP MCR is not provided because COVID-related costs, which are excluded from Normalized MCR (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Normalized Adjusted EBITDA (Non-GAAP) to net loss is not provided because certain items that are excluded from Normalized Adjusted EBITDA (Non-GAAP), including changes in the fair value of the Company’s warrant liability, stock-based compensation expense, and COVID-related costs, cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below and in Appendix A.

Earnings Conference Call Details

Clover Health’s management will host a conference call to discuss its financial results on Monday, May 17, at 8:30 AM Eastern Time. A live webcast of the call can be accessed from Clover Health’s Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under “Financial Outlook,” including expectations relating to Medicare Advantage membership growth, Direct Contracting beneficiaries growth, revenue growth, Normalized MCR (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Normalized Adjusted EBITDA Loss (Non-GAAP), and the statements contained in the quotations, including expectations related to Clover Health’s ability to scale its platform, growth strategies and ability to reduce the cost of care. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health’s ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS’s risk adjustment payment system; challenges in expanding our member base or into new markets; Clover Health’s exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic on Clover Health’s business and industry; the timing and market acceptance of new releases and upgrades to the Clover Assistant; and the successful development of Direct Contracting and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2021. Clover Health assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

About Non-GAAP Financial Measures

We use non-GAAP measures including Normalized MCR, Adjusted Operating Expenses, Adjusted EBITDA, and Normalized Adjusted EBITDA. These non-GAAP financial measures are provided to enhance the reader’s understanding of Clover Health’s past financial performance and our prospects for the future. Clover Health’s management team uses these non-GAAP financial measures in assessing Clover Health’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to our quarterly earnings release and which can be found, along with other financial information including our filings with the Securities and Exchange Commission, on the Investor Relations page of our website at investors.cloverhealth.com.

For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."

About Clover Health

Clover Health (Nasdaq: CLOV) is a healthcare technology company with a deeply rooted mission of improving every life. Clover uses its proprietary technology platform to collect, structure, and analyze health and behavioral data to help improve medical outcomes and lower costs for patients. As a company whose business goals align with PCPs by improving health outcomes for our members and beneficiaries. We build trust by proactively identifying at-risk individuals and teaming up with physicians to accelerate care coordination and simultaneously improve health outcomes and reduce avoidable costs. Clover has offices in Nashville, San Francisco, Jersey City and Hong Kong.

Contacts:

Investor Relations:

Derrick Nueman

investors@cloverhealth.com

Press Contact:

Andrew Still-Baxter

press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS: SELECTED METRICS

(in thousands) (Unaudited)

	As of
	March 31,	December 31,
	2021	2020
Selected Balance Sheet Data:
Cash, cash equivalents and investments	$720,067	$151,103
Total assets	866,942	267,252
Unpaid claims	117,582	103,976
Notes and securities payable, net of discount and deferred issuance costs	24,285	106,413
Warrants payable	62,039	97,782
Total liabilities	278,007	432,698
Convertible Preferred stock	-	447,747
Total stockholders’ equity (deficit)	588,935	(613,193)

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Premiums earned, net (Net of ceded premiums of $124 and $129 for the three months ended March 31, 2021 and 2020, respectively)	$199,376	$163,710
Other income (1)	949	1,795
Total revenues	200,325	165,505
Expenses:
Net medical claims incurred	214,432	146,328
Salaries and benefits	66,024	21,484
General and administrative expenses	38,606	28,483
Premium deficiency reserve benefit	-	(4,282)
Depreciation and amortization	160	122
Other expense	191	-
Total expenses	319,413	192,135
Loss from operations	(119,088)	(26,630)

Change in fair value of warrants payable	(85,506)	2,237
Interest expense	1,175	7,815
Amortization of notes and securities discount	13,660	5,712
Gain on derivative	-	(14,232)
Net loss	$(48,417)	$(28,162)

(1) In first quarter 2021, other income and investment income, net, were combined into a single line item for other income. Prior period balances have been revised to conform to the current period presentation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA RECONCILIATION

(in thousands) (Unaudited) (1)

	Three Months Ended March 31,
	2021	2020
Net loss:	$(48,417)	$(28,162)
Adjustments
Interest expense	1,175	7,815
Amortization of notes and securities discounts	13,660	5,712
Income taxes	-	-
Depreciation and amortization	160	122
Change in fair value of warrants payable	(85,506)	2,237
Gain on derivative	-	(14,232)
Restructuring cost	-	577
Stock-based compensation expense	42,713	1,977
Health insurance industry fee	-	2,251
Adjusted EBITDA	$(76,215)	$(21,703)
Normalization adjustments
Direct COVID costs, including utilization deferred in prior periods, and estimate of care deferred/eliminated by COVID environment	$16,982	$-
Prior period development and other	7,167	-
Normalized adjusted EBITDA	$(52,066)	NM

 NM - Not Meaningful

(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

NORMALIZED MCR (NON-GAAP) RECONCILIATION

(Unaudited) (1)

Three Months Ended March 31,
2021
GAAP MCR:	107.6%
Adjustments
Direct COVID costs, including utilization deferred in prior periods, and estimate of care deferred/eliminated by COVID environment	(8.5%)
Prior period development and other	(3.7%)
Normalized MCR (Non-GAAP)	95.4%

(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

 CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING EXPENSES (NON-GAAP) RECONCILIATION

(Unaudited) (1)

	Three Months Ended March 31,
	2021	2020
Salaries and benefits	$66,024	$21,484
General and administrative expenses	38,606	28,483
Total Salaries and benefits plus General and administrative expenses	104,630	49,967
Adjustments
Stock-based compensation expense	(42,713)	(1,977)
Adjusted Operating Expenses	$61,917	$47,990

 (1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Appendix A

Explanation of Non-GAAP Financial Measures and Other Items

Non-GAAP Adjustments

We believe it is useful to investors for our presentation within this document on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans.

Amortization of notes and securities discount - We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.

Change in fair value of warrant expense - The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.

Direct COVID costs, including utilization deferred in prior periods, and estimate of care deferred/eliminated by COVID environment - Direct COVID costs consist of our estimate of costs of care associated with COVID-19 related diagnoses and testing. Utilization deferred in prior periods consists of our estimate of non-COVID related medical costs which were deferred in prior periods by members in observance of stay at home orders and other social distancing safety concerns, which ultimately were incurred in the current period through necessity or perceived improvement of the general safety environment. Estimate of care deferred/eliminated by COVID environment consists of our estimate of care that was deferred or eliminated due to the COVID-19 pandemic, including the impact of reduced demand for medical services. These medical costs have the potential to be incurred in future periods. See definition of Normalized MCR (Non-GAAP).

(Gain) loss on derivatives - This consists of values determined after we have evaluated the embedded features of our convertible securities by applying derivative accounting guidance. Derivatives embedded within non-derivative instruments, such as convertible securities, are bifurcated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument.

Health insurance industry fee (“HIF”) - The Affordable Care Act imposed an annual fee on covered entities engaged in the business of providing health insurance. The HIF is a fixed amount allocated among all covered entities in proportion to their relative market share as determined by each entity’s net premiums written for the data year. The data year is the year immediately preceding the year in which the fee is paid.

Prior period development and other - This consists of our estimate of adjustments in the current period which relate to prior period dates of service. We exclude these amounts to isolate our best estimate of current period performance.

Restructuring (income) cost - Restructuring costs primarily consist of one time costs related to the reorganization of operations.

Stock Based Compensation Expense - This consists of expenses for stock-based payment awards granted to employees and non-employees.

Non-GAAP Definitions

Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discounts, provision for income taxes, depreciation and amortization expense, change in fair value of warrants expense, (gain) loss on derivatives, health insurance industry fee, restructuring (income) cost and stock-based compensation expense. Adjusted EBITDA is a key measure used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.

Adjusted Operating Expenses - A non-GAAP financial measure defined by us as Salaries and benefits plus General and administrative expenses less stock-based compensation expense. We believe that Adjusted Operating Expenses provides investors and others a useful view of our operating spend as it excludes non-cash, stock-based compensation.

Normalized Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discounts, provision for income taxes, depreciation and amortization expense, change in fair value of warrants expense, (gain) loss on derivatives, health insurance industry fee, restructuring (income) cost, stock-based compensation expense, the impact of COVID-related medical costs and adjustments for the estimate of prior period divergence from estimates. We believe that Normalized Adjusted EBITDA is a helpful measure for our management team, investors and others to assess the Company’s financial performance and operations without the temporary distortion caused by the COVID pandemic.

Normalized MCR - A non-GAAP financial measure that excludes from MCR (as defined below) the impact of COVID-19-related medical costs and adjusts for the estimate of prior period divergence from estimates. The impact of such medical costs consists of estimates of eliminated or deferred care, reduced demand for medical services, and the direct cost of COVID-related care. Normalized MCR (Non-GAAP) should be considered a supplement to, and not a substitute for, GAAP MCR. We believe that this metric, which is used by our management in the operation of the business, is helpful to investors and others in assessing the Company’s financial performance and operations without the temporary distortion caused by the COVID pandemic.

Definitions of Other Items

Lives under Management - Consists of our Medicare Advantage members and Original Medicare beneficiaries aligned with the Company’s Direct Contracting Entity in connection with the Centers for Medicare & Medicaid Services’ Global and Professional Direct Contracting Model. We believe that lives under management is a useful measure of the size of the beneficiary population managed by the Company.

CMS benchmark expenditures - A CMS calculation using risk-adjusted average per capita expenditures for Medicare Parts A and B services under the original Medicare Fee-For-Service program. This represents the level of estimated medical expenses for the beneficiary population being managed by the Direct Contracting Entity.

Estimated Direct Contracting Revenues - GAAP revenues for Direct Contracting are dependent on the finalization of accounting treatment, which we expect will be completed by the end of the second quarter of 2021. We believe that the estimated CMS benchmark expenditures represent a measure of the size of our opportunity under the program and its impact on our operations.

Medical Care Ratio, Gross and Net - We calculate our medical care ratio (MCR) by dividing total net medical claim expenses incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.